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                                                                  Rule 424(b)(3)
                                                      Registration No. 333-57813

                          NEXTLINK COMMUNICATIONS, INC.

                 PROSPECTUS SUPPLEMENT DATED SEPTEMBER 28, 1998
                        TO PROSPECTUS DATED JULY 23, 1998

          The Selling Stockholders table on pages 16-17 of the Prospectus is hereby amended to (i) update the information regarding the following entities included in the Prospectus and their respective number of shares of Preferred Stock and (ii) include additional Selling Stockholers:

                                                             Number of Shares of
Selling Stockholders                                           Preferred Stock
--------------------                                           ---------------

Deutsche Bank A.G.                                                  194,000
Hamilton Global  Investors Limited                                   50,000
Chrysler Corporation Master Retirement Trust                         53,400
State of Connecticut Combined Investment Funds                       48,700
Credit Suisse First Boston Corporation                               39,200
Vanguard Convertible Securities Fund, Inc.                           35,300
Double Black Diamond Offshore, LDC                                   22,480
Combined Insurance Company of America                                15,500
State Employees' Retirement Fund of the State of Delaware            13,700
General Motors Employees Domestic Group Pension Trust                10,000
Sun America  Series Trust High Yield                                  6,000
Sun America High Income Fund                                          4,000
Van Campen Harbor Fund1                                              83,900
Van Kampen Utility Fund2                                             26,800




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1 Formerly known as Van Campen American Capital Harbor Fund.

2 Formerly known as Van Campen American Capital Utility Fund.